SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 6, 2006
COLOR KINETICS INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50798	04-3391805
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
10 Milk Street, Suite 1100, Boston, Massachusetts 02108
(Address of principal executive offices) (Zip Code)
(617) 423-9999
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Ex-99.1 Press Release issued on November 6, 2006

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On November 6, 2006 Color Kinetics Incorporated announced the appointment of Jeffrey Cassis as Senior Vice President and COO. Previously, Mr. Cassis, 53 years old, was President and CEO of Millenial Net from September 2005, a leading developer of low power mesh networking technology. Millenial Net was acquired in August 2006 by PHC Holding GmbH. From September 1998 until September 2005, Mr. Cassis was employed in various capacities at Brooks Automation, a publicly traded company (NASDAQ: BRKS) that offers hardware and software products and services and integrated solutions to optimize manufacturing equipment, factory and productivity. At Brooks Automation, Mr. Cassis most recently served as Senior Vice President Sales & Service and Japan President beginning in September 2003; prior to that, Mr. Cassis was Senior Vice President and General Manager, End User Hardware & Software Division.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibit

99.1	Press Release issued by Color Kinetics Incorporated on November 6, 2006 announcing appointment of principal officer.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLOR KINETICS INCORPORATED
Date: November 6, 2006	By:	/s/ David K. Johnson
David K. Johnson
Chief Financial Officer